Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-176852) of PPG Industries, Inc. of our report dated June 16, 2025 relating to the financial statements and supplemental schedules of the PPG Puerto Rico Employee Savings Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 16, 2025